UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Boston, Massachusetts 02115

(Address of principal executive offices, including ZIP code)

(617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2013, Carbonite, Inc. (the “Company”) entered into a Third Amendment to Loan and Security Agreement, dated as of September 30, 2013, with Comerica Bank (the “Amendment”), which amends the Company’s existing Loan and Security Agreement, dated as of May 11, 2011, with Comerica Bank, as amended to date (the “Original Agreement”). The Amendment extends the term during which the Company may borrow under the revolving line of credit contemplated by the Original Agreement through September 30, 2014.

The foregoing description of the Amendment is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Loan and Security Agreement, dated as of September 30, 2013, by and between Comerica Bank and Carbonite, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on October 16, 2013.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	Vice President and General Counsel